EX-FILING FEES

Calculation of Filing Fee Tables

SCHEDULE TO-I

(Form Type)

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation (1)	Fee Rate	Amount of Filing Fee
Fees to Be Paid	$7,845,794.76	0.0000927	$727.31	(2)
Fees Previously Paid
Total Transaction Valuation	$7,845,794.76
Total Fees Due for Filing			$727.31
Total Fees Previously Paid			$-
Total Fee Offsets			$786.95	(3)
Net Fee Due			$0.00

Table 2 to Paragraph (a)(7)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Fee Paid with Fee Offset Source
Fee Offset Claims		S-4	333-266-167	July 15, 2022		$786.95	(3)
Fee Offset Sources	Impac Mortgage Holdings Inc.	S-4	333-266-167		July 15, 2022			$786.95	(3)

(1) Estimated solely for purposes of calculating the amount of the filing fee. The aggregate purchase price of the Registrant’s shares of (a) 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (b) 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”), is calculated as the sum of (i) the average high and low prices of the Series B Preferred Stock as reported on the OTC Pink (the “OTC”) on September 9, 2022 ($9.55 per share), multiplied by the estimated maximum number of shares of Series B Preferred Stock (665,592) that may be exchanged and/or, and (ii) the average high and low prices of the Series C Preferred Stock as reported on the OTC on September 9, 2022 ($1.06 per share), multiplied by the estimated maximum number of shares of Series C Preferred Stock (1,405,086) that may be exchanged and/or redeemed, in each case, redeemed as described in the Registration Statement on Form S-4 filed by the Registrant on September 14, 2022 (as amended, the “Registration Statement”).

(2) The amount of the filing fee, calculated in accordance with Rule 0-11(b) of the Securities Exchange Act of 1934, as amended, equals $92.70 per $1,000,000 of the aggregate amount of the Transaction Valuation (or 0.00927% of the aggregate Transaction Valuation). The amount of the filing fee assumes that all outstanding shares of Preferred Stock of the Company will be exchanged and/or redeemed.

(3) The fee is offset as provided by Rule 0-11(a)(2) pursuant to the amount of $786.95 previously paid in connection with the Registrant’s Registration Statement (No. 333-266167) originally filed on July 15, 2022.

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